Exhibit 99.1

[NOTE TO READERS: CERTAIN OF THE MODIFICATIONS TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT CONTAINED HEREIN ARE NOT CURRENTLY IN EFFECT AND WILL TAKE EFFECT IF AN ONLY IF CERTAIN EVENTS OCCUR IN THE FUTURE AS SET FORTH HEREIN.]

May 3, 2002

Lenders under the Amended and Restated Revolving
Credit Agreement dated as of November 30, 1998, as
amended, among Milacron Inc. ("Milacron"),
Milacron Kunststoffmaschinen Europa GmbH,
Milacron Metalworking Technologies Holding
GmbH (the "German Borrower") and Milacron
B.V. (the "Seller"), the lending institutions
from time to time party thereto (individually,
a "Lender" and collectively, the "Lenders"),
Bankers Trust Company, as arranger and
administrative agent (the "Agent"), and PNC
Bank, as documentation agent (the "Credit Agreement").

c/o Bankers Trust Company, as the Agent
130 Liberty Street
New York, New York 10006
Attention: Maria Pina

Ladies and Gentlemen:

     Milacron will on the date of this Letter Agreement sign a definitive agreement with respect to the sale of the metalcutting tools business (including the capital stock of the German Borrower) organized within or owned or operated by the Seller (the "Widia Business"). The sale of the Widia Business as described above is hereinafter referred to as the "Widia Transaction". Capitalized terms used and not otherwise defined in this letter agreement (this "Letter Agreement") shall have the meanings assigned to them in the Credit Agreement.

     As the subsidiaries of Milacron currently conducting the Widia Business also conduct other businesses, Milacron currently intends to prepare for the Widia Transaction by isolating the Widia Business in certain wholly-owned subsidiaries through certain intercompany share and asset transfers prior to the consummation of the Widia Transaction and effecting certain related transfers (all such transfers, as specifically described in Annex A hereto, the "Intercompany Transfers"). Unless otherwise agreed to by the Requisite Lenders, Milacron will (or will cause its Subsidiaries to), within two Business Days after the initial closing of the Widia Transaction, permanently reduce the Total Revolving Loan Commitment in an amount equal to (a) $115.0 million plus (b) 50% of the amount equal to the positive difference (if any) between (i) the amount of the Net Cash Proceeds of the Widia Transaction (minus, without duplication of any other deductions made in determining such Net Cash Proceeds, an amount separately agreed to on the date hereof by the Requisite Lenders) and (ii) $125.0 million (the sum of the amounts specified in clauses (a) and (b) of this sentence being hereinafter referred to as the "Permanent Reduction Amount"). Milacron agrees that, if the amount referred to in clause (b) of the immediately preceding sentence increases at any time after the date of the initial commitment reduction pursuant to the immediately preceding sentence, then Milacron will effect a further permanent reduction of the Total Revolving Loan Commitment in accordance with the immediately preceding sentence to reflect such increase within two Business Days after such increase. The two immediately preceding sentences shall not modify any other reduction of the Total Revolving Loan Commitment required pursuant to the terms of the Credit Agreement; provided that (a) no reduction of the Total Revolving Loan Commitment pursuant to Section 3.3(d) of the Credit Agreement shall be required in respect of the Net Cash Proceeds of the Widia Transaction except as provided in the two immediately preceding sentences and (b) each reduction of the Total Revolving Loan Commitment pursuant to the two immediately preceding sentences will be included for purposes of determining the amounts of scheduled reductions of the Total Revolving Loan Commitments required by the fourth sentence of Section 2.1(a) of the Credit Agreement.

     The Widia Transaction will be effected pursuant to the Stock Purchase Agreement (as defined below) to be entered into among Milacron, the Seller and the proposed purchaser of the Widia Business (the "Purchaser"), which will (a) require the payment of the purchase price for the Widia Business (the "Purchase Price") entirely in cash and contemplate that certain indebtedness of the Widia Business might be retained (and that indebtedness of Widia (India) Limited, indebtedness of Milacron France SAS secured by its receivables and certain long-term lease obligations of Milacron Iberica S.L. (Spain) will be retained) by certain subsidiaries to be sold pursuant to the Widia Transaction (in which case the Purchase Price would be adjusted as described in clause (b) below), (b) provide for an adjustment of the Purchase Price based on changes in the net assets of the Widia Business as specified in the Stock Purchase Agreement (assuming no indebtedness, other than indebtedness of Widia (India) Limited, indebtedness of Milacron France SAS secured by its receivables and certain long-term lease obligations of Milacron Iberica S.L. (Spain), as of the reference date specified in the Stock Purchase Agreement, with any payment required to be made by or to the Seller to reflect that adjustment to be made after the closing of the Widia Transaction), (c) require Milacron to guarantee the indemnity obligations of the Seller under such stock purchase agreement, (d) contemplate the possibility of the survival after the closing of the Widia Transaction of certain guarantees issued by, and certain other obligations incurred by, Milacron and certain of its subsidiaries that will not be sold pursuant to the Widia Transaction that relate to the Widia Business (to the extent that, notwithstanding the Purchaser's obligation to use reasonable best efforts to do so, the Purchaser is unable to replace such guarantees or terminate the transactions or programs supported by such other obligations or otherwise replace the obligors thereon), provided that the Purchaser will be required to indemnify Milacron and such subsidiaries for all claims and expenses related to such guarantees and other obligations, and (e) contemplate the possibility of the survival after the closing of the Widia transaction of intercompany receivables and payables created in the ordinary course of business, and intercompany loans and advances, in each case between the Widia Business, on the one hand, and Milacron and its Subsidiaries (excluding the Widia Business), on the other hand, provided that all such intercompany receivables, payables, loans and advances (other than those relating to Widia (India) Limited, which will be taken into account pursuant to the adjustment to the Purchase Price), will be required to be settled no later than the date on which the settlement of the Purchase Price adjustment is made. In connection with the Widia Transaction, Meturit AG, a wholly-owned subsidiary of the German Borrower ("Meturit"), will enter into a share purchase agreement (the "Indian Share Purchase Agreement") to acquire all the Series B shares of Widia (India) Limited held by SAK Industries Limited.

     Pursuant to Section 11.2 of the Credit Agreement, each of the Lenders and the Agent hereby: (1) consents under the Credit Agreement to (a) the execution and delivery by Milacron and the Seller of a stock purchase agreement to be dated the date of this Letter Agreement with respect to the Widia Transaction (the "Stock Purchase Agreement"), which will be in the form of the draft thereof attached hereto as Exhibit A (with modifications thereto made by Milacron and reasonably acceptable to the Agent), (b) the execution and delivery by Meteorite of the Indian Share Purchase Agreement, which will be in the form of the draft thereof attached hereto as Exhibit B (with modifications thereto made by Milacron and reasonably acceptable to the Agent), (c) the consummation of the Widia Transaction and the other transactions specifically described in the Stock Purchase Agreement; provided that the Widia Transaction is consummated on or prior to September 30, 2002, in accordance with the terms of the Stock Purchase Agreement and with no waiver, amendment, forbearance or other modification of the terms and conditions of the Stock Purchase Agreement as in effect on the date hereof (other than any such waiver, amendment, forbearance or other modification that is acceptable to the Agent), (d) the consummation of the transactions specifically described in the Indian Share Purchase Agreement; provided that such transactions are consummated substantially concurrently with the Widia Transaction; provided further that such transactions are consummated on or prior to September 30, 2002, in accordance with the terms of the Indian Share Purchase Agreement and with no waiver, amendment, forbearance or other modification of the terms and conditions of the Indian Share Purchase Agreement as in effect on the date hereof (other than any such waiver, amendment, forbearance or other modification that is acceptable to the Agent), and (e) the Intercompany Transfers, (2) agrees that all obligations of the German Borrower under the Credit Agreement will be terminated at the time of the initial closing of the Widia Transaction provided that at the time of such termination all outstanding Revolving Loans borrowed by the German Borrower shall have been paid in full and (3) agrees that automatically upon the initial closing of the Widia Transaction and the permanent reduction of the Total Revolving Loan Commitment in the amount of the Permanent Reduction Amount in connection with the receipt by Milacron or any of its Subsidiaries of Net Cash Proceeds from the Widia Transaction, the Credit Agreement will, provided that no Default or Event of Default shall have occurred and be continuing immediately prior to and after consummation of the Widia Transaction and performance by Milacron of its obligations hereunder (other than any Default or Event of Default that would arise under Section 5.11, 6.13 or 6.15 as a result of the Widia Transaction but will not arise if the amendments set forth in clauses (a) through (c) below become effective), be amended as follows:

     (a) Section 5.11. The ratio "13.30 to 1.00" shall be replaced with "16.20 to 1.00" and the ratio "7.60 to 1.00" shall be replaced with "8.60 to 1.00".

     (b) Section 6.13. The amounts "$17.0 million", "$25.0 million" and "$30.0 million" opposite the dates June 30, 2002, September 30, 2002 and December 31, 2002, respectively, shall be replaced with "$15.7 million", "$23.2 million" and "$26.9 million", respectively, and the amount "$38.0 million" shall be replaced with "$26.9 million", provided that, for purposes of this clause (b), the amount of Capital Expenditures shall be determined as if the Widia Transaction had been consummated on January 1, 2002.

     (c) Section 6.15. The minimum cumulative Consolidated EBITDA required to be maintained for the periods ended June 30, 2002, September 30, 2002 and December 31, 2002 shall be $2.7 million, $19.1 million and $39.0 million, respectively; provided that, for purposes of this clause (c), Consolidated EBITDA shall be determined as if the Widia Transaction had been consummated on January 1, 2002.

Milacron, the Agent and the Lenders agree that, in the event the Widia Transaction is consummated on or after June 30, 2002, the amendments set forth in clauses (b) and (c) above will not be effective to the extent such amendments relate to a period ending on or prior to June 30, 2002. The Agent agrees to cooperate with Milacron to effect the termination of the obligations of the German Borrower under the Credit Agreement in accordance with and subject to the conditions in clause (2) of this paragraph.

     In consideration of their consent under this Letter Agreement, Milacron shall, on the date on which the Total Revolving Loan Commitment is permanently reduced pursuant to the second sentence of the second paragraph of this Letter Agreement, pay to each Lender that delivers to Milacron an executed signature page to this Letter Agreement on or prior to April 19, 2002, a work fee (the "Work Fee") in the amount of 1/16 of 1% (or, if a Lender delivers to Milacron an executed signature page to this Letter Agreement on or prior to April 17, 2002, the Work Fee payable to such Lender will be 1/8 of 1%) of such Lender's Revolving Loan Commitment, after giving effect to the permanent reduction of the Total Revolving Loan Commitment pursuant to the second sentence of the second paragraph of this Letter Agreement. Without limiting or amending the provisions of Section 11.3 of the Credit Agreement, Milacron shall pay on or prior to the date of this Letter Agreement the invoices of counsel to the Agent submitted to and received by Milacron prior to the close of business on April 16, 2002 and shall pay not later than 30 days after the date invoiced all other fees and expenses of the Agent (including the reasonable fees of counsel to the Agent) in connection with this Letter Agreement and Amendment No. 6 and related matters.

     Milacron agrees with and represents and warrants to the Agent and each of the Lenders that no Collateral will be released from the security interests granted under the Security Agreement or any other collateral document in connection with any of the Widia Transaction, the Intercompany Transfers or any transaction related thereto. Milacron agrees that, within 30 days after consummation of the Widia Transaction, it will provide to the Agent and the Lenders a description, in detail reasonably satisfactory to the Agent, of all transactions effected in connection with the Widia Transaction and the Intercompany Transfers, including, without limitation, a description of all transfers of cash and cash equivalents and other assets and transfers and incurrences of indebtedness (including intercompany indebtedness) and liabilities and other amounts.

     The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Credit Agreement. This Letter Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same Letter Agreement. This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflict of laws. This Letter Agreement may only be amended or modified in a writing signed by Milacron and each of its Subsidiaries party hereto and the Agent and the Requisite Lenders. This Letter Agreement is not intended to and shall not confer or create any right or benefit in favor of any Person other than Milacron, the Seller, the Lenders and the Agent or create any obligation or liability in favor of any Person other than Milacron, the Seller, the Lenders or the Agent. Milacron shall not assign, transfer or otherwise convey, in whole or in part, this Letter Agreement or any of its rights hereunder or in respect of any obligation or liability of the Agent or any Lender hereunder without the prior written consent of the Agent and the Requisite Lenders.

     The proposed Widia Transaction and the transactions contemplated by the Indian Share Purchase Agreement (as well as any other information (whether written or oral) that may be disclosed to the Lenders or the Agent with respect to such proposed transactions, including any information regarding such transactions previously disclosed prior to the date of this Letter Agreement) is hereby identified by Milacron as "non-public information" pursuant to Section 11.18 of the Credit Agreement.

     Milacron agrees that, within two Business Days following the date of the initial closing of the Widia Transaction and within two Business Days following the date of each increase described in the third sentence of the second paragraph of this Letter Agreement and as otherwise reasonably requested by the Agent or the Requisite Lenders, it will deliver to the Agent a written certificate setting forth in reasonable detail Milacron's calculation of the Net Cash Proceeds of the Widia Transaction as of the date of the initial closing or increase, as the case may be.

     Please sign and return one copy of this Letter Agreement to Bankers Trust Company, as Agent, at the address set forth above. This Letter Agreement shall become effective when Bankers Trust Company, as Agent, shall have received counterparts hereof, duly executed by Milacron and the subsidiaries of Milacron set forth below, on the one hand, and the Requisite Lenders, on the other hand.

Sincerely, MILACRON INC.

		by	/s/ Ronald D. Brown

Name: Ronald D. Brown Title: Chairman, President and Chief Executive Officer

MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH

		by	/s/ Ronald D. Brown

Name: Ronald D. Brown Title: On the basis of Power of Attorney dated as of April 25, 2002.

MILACRON METALWORKING TECHNOLOGIES HOLDING GMBH

		by	/s/ Ronald D. Brown

Name: Ronald D. Brown Title: On the basis of Power of Attorney dated as of April 25, 2002.

MILACRON B.V.

		by	/s/ G. van Deventer

Name: G. van Deventer Title: Managing Director

Accepted and agreed as of the first date set forth above;

ABN AMRO BANK N.V., as a lender		FIRSTAR BANK, National Association, as a lender

by	/s/ David W. Stack /s/ Parker H. Douglas	by	/s/ Douglas S. Dunbar

	Name: David W. Stack Title: Vice President		Name: Douglas S. Dunbar Title: Vice President

Name: Parker H. Douglas Title: Group Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a lender and as the Agent		KEYBANK NATIONAL ASSOCIATION, as a lender

by	/s/ Clark G. Peterson /s/ Mark B. Cohen	by	/s/ Marvin S. Kodish

	Name: Clark G. Peterson Title: Vice President		Name: Marvin S. Kodish Title: Senior Vice President

Name: Mark B. Cohen Title: Managing Director Head of Workout

BANK ONE, INDIANA, N.A. as a lender		J.P. MORGAN CHASE BANK (f/k/a) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a lender

by	/s/ William V. Clifford	by	/s/ Sanjeev Kmemuani

	Name: William V. Clifford Title: First Vice President		Name: Sanjeev Kmemuani Title: Vice President

COMERICA BANK, as a lender		PNC BANK, NATIONAL ASSOCIATION, as a lender

by	/s/ Jennifer Pugliano	by	/s/ John L. Noelcke

	Name: Jennifer Pugliano Title: Account Officer		Name: John L. Noelcke Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON as a lender		GE CAPITAL CFE, INC., as a lender

by	/s/ Bill O'Daly /s/ Cassandra Droogan	by	/s/ Karl Keiffer

	Name: Bill O'Daly Title: Director		Name: Karl Kieffer Title: Duly Authorized Signatory

Name: Cassandra Droogan Title: Associate

FIFTH THIRD BANK, as a lender

by	/s/ Megan S. Heisel

Name: Megan S. Heisel Title: Assistant Vice President